UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

On November 20, 2001, Parallel Petroleum Corporation, or “Parallel,” issued to Stonington Corporation, a financial consulting firm, stock purchase warrants to purchase an aggregate of 275,000 shares of Parallel’s common stock, or approximately 1.34% of 20,461,361 shares of Parallel’s common stock then outstanding. The warrants were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration under Section 4(2) of the Securities Act. The warrants were issued, without stockholder approval, in exchange for Stonington’s agreement to provide financial advisory services to Parallel. The exercise price of the warrants was $2.95 per share, the fair market value of Parallel’s common stock on the date of issuance of the warrants, and are exercisable during the four-year period commencing one year after the initial issuance of the warrants. The warrants expire November 20, 2006. The warrants contain customary anti-dilution and price protection provisions. After giving effect to these provisions, the warrants are presently exercisable for an aggregate of 285,651 shares of common stock at an exercise price of $2.84 per share.

On September 19, 2005, Parallel submitted to the Listing Qualifications Department of The Nasdaq Stock Market, or “Nasdaq”, a Listing of Additional Shares Notification Form covering the shares of common stock issuable upon exercise of the warrants. Parallel was verbally advised on that same date that the Staff of Nasdaq had determined that Parallel was in violation of Marketplace Rule 4350(i)(l)(D) because the anti-dilution and price protection provisions contained in the warrants could have potentially resulted in the issuance, without shareholder approval, of twenty percent or more of the pre-transaction total shares of common stock then outstanding at a price less than the greater of book or market value.

On September 20, 2005, and in response to comments of the Nasdaq Staff, the warrants were amended to cure the deficiency by capping the conversion of the warrants at 4,000,000 shares of common stock, or approximately 19.9% of the pre-transaction total shares of common stock then outstanding.

On September 21, 2005, Parallel received written notice from Nasdaq confirming the discussions and circumstances described in this Current Report on Form 8-K and further stating that the Staff had determined that Parallel had regained compliance with the Rule and that the matter was closed.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description

99.1	Warrant Purchase Agreement, dated November 20, 2001, between Parallel Petroleum Corporation and Stonington Corporation
99.2	Amendment to Warrant Purchase Agreement, dated September 20, 2005, among Parallel Petroleum Corporation, Stonington Corporation, Bruce Lazier and Wealth Preservation LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 23, 2005	PARALLEL PETROLEUM CORPORATION
By: /s/ Larry C. Oldham
Larry C. Oldham, President

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